Michael T. Vea Chairman, President and Chief Executive Officer Charles A. Caswell Chief Financial Officer Investor Presentation

Safe Harbor Statement This presentation contains forward-looking statements within the meaning of the federal securities laws. These statements are provided to assist in the understanding of future financial performance. They are based on current expectations and involve a number of risks and uncertainties. Actual results could materially differ from the results anticipated in any forward-looking statements. Factors that might cause such a difference include, but are not limited to: general, regional, and local economic conditions which affect interest rates and net income, credit risks and risks of concentration (geographic and by industry) within the company's loan portfolio, the outcome of efforts to manage interest rate sensitivity within the balance sheet, competition, changes in regulations affecting financial institutions, and other matters discussed in this presentation Integra Bank Corporation undertakes no obligation to release revisions to these forward-looking statements or to reflect events or conditions occurring after the date of this presentation.

Today's Presentation At A Glance Who We Are A proud heritage of community banking Successful turnaround from recent challenges 2004 Results & Trends Executing the strategy What We Are Accomplishing Solid broad-based performance indicators, positive trends 2005 Priorities Continue earnings improvement Enhance growth profile Continue metro market investment Accelerate loan growth Focus on driving efficiencies

Who We Are

Who We Are... Investment Thesis Upside potential Leverage deposit gathering skills with additional metro lending opportunities Efficiency opportunity Undervalued currency Experienced management team Performance culture ...sales, service, risk management Strong people, processes, products Attractive fundamentals Low price/ book Above peer dividend yield Demonstrated loan, deposit and fee growth

Who We Are . . . The Basics Founded in 1850 in Evansville, now Indiana's 3rd largest city Assets totaling $2.7 billion 75 banking centers and 121 ATMs in Indiana, Kentucky, Illinois & Ohio Common stock IBNK trades on NASDAQ 17.4 million shares outstanding Dividend paid every year since 1923

75 Banking Centers 121 ATMs Approximately: 150,000 Customers 970 Employees 6,000 Shareholders Who We Are . . . A Strong Footprint

Who We Are . . . Room To Grow Established focus on vibrant Ohio River Valley Metro areas include Cincinnati, Louisville, Lexington, Evansville, Bowling Green, KY Relative market share allows for growth Vanderburgh (Evansville) market share grew from 9% to over 16% since 2000

Who We Are . . . A New, Yet Experienced Team Name Age Experience Michael T. Vea 46 Integra Bank Corp Chairman, President, CEO 1999 - Present Bank One, Cincinnati President, CEO 1995 - 1999 Charles A. Caswell 42 Integra Bank Corp EVP, CFO 2002 - Present RBC Centura CFO 2001 - 2002 Centura Bank Treasurer 1997 - 2001 Archie M. Brown 44 Integra Bank Corp EVP - Commercial and Consumer 2001 - Present Firstar Bank (US Bank) SVP - Consumer and Small Business 1997 - 2001 Martin M. Zorn 48 Integra Bank Corp EVP, Chief Risk Officer 2001 - Present Wachovia Bank Regional Executive 1994 - 2001

Who We Are . . . Recent History 1996-1998 Completed 14 mergers 2000 Vea joined, major credit and operational turnaround, built workout team, consolidated charters 2001 2002-2003 2004 Completed rebuild of management team, credit charge, 2 mergers Created sales and service processes, new products, employee training, new board Restructured balance sheet, new investment thesis

Who We Are... Upside Potential 5% 4% Despite strong performance, our pricing lags peers Note: Peers include closest 10 Midwest banks based on total assets. Price is as of Nov 5th $22.06 $23.17 $22.06 $22.85

2004 Results and Yearly Trends

2004 Goals... Leverage Strategic Initiatives To Restructure balance sheet Continue to increase earnings Continue to improve credit

2004 Results... Restructure Balance Sheet Springboard to accelerate our growth plan Restructured balance sheet in 1Q04, which resulted in; Improved liquidity Improved earnings quality Reduced interest rate risk Goal achieved

2004 Results... Increase Earnings Comparison of 3Q03 to 3Q04 Net income up 48% Net interest margin up 86 bps 5 consecutive quarters of NIM improvement Deposit service charges up 11% Consumer loan volume up 7% Valuable core deposits up 8% Goal achieved

2004 Results... Continue Credit Improvements Net chargeoffs only 12 bps of total average loans through 3Q04 Non-performing assets (NPAs) declined $1.5 million from end of 2003 Reserves to NPAs increased 4% to 118% from the end of 2003 Goal achieved

IBNK Equity Performance Total Holding Period Return = 31% Total Annual Equivalent Return = 16% Current dividend yield 2.87% as of Nov 3, 2004

What We Are Accomplishing (*) . . . (*) 1Q04 adjusted to remove restructuring expense

What We Are Accomplishing . . . Loan Growth Consumer loans grew $26MM or 7% from 3Q03 to 3Q04

What We Are Accomplishing . . . Deposit Growth Valuable core deposits* grew $74MM or 8% from 3Q03 to 3Q04 * Equals non-interest bearing, interest checking, money market and savings deposits

What We Are Accomplishing . . . Fee revenue growth - service charge income up $485K from 3Q03 to 3Q04, or 11%

What We Are Accomplishing . . . Stabilize & Improve Credit Quality

What We Are Accomplishing . . . Maintain attractive dividend and strong capital position Attractive dividend yield maintained Backed by a strong capital position (%) (1) (1) Peers include closest 10 Midwest banks based on total assets.

2004 Summary... In 2004, Integra Bank met its goals to: Continue to increase earnings Continue to improve credit Continue to strengthen balance sheet And maintained a strong dividend and capital position

2005 Priorities

2005 Priorities... Enhance Growth Profile Continue metro market investment The top 2/3 of our community markets are highly profitable However, our metro markets drive growth and will be the focus of future expansion

2005 Priorities... Enhance Growth Profile Integra's strategy for achieving a balanced metro/ community mix Goal accomplished through: DeNovo expansion - will open a total of 4 in 2004 2 in Evansville/Henderson, 1 in Bowling Green, 1 in Lexington Will consider 2 - 4 per year in subsequent years Divestitures/ closures of non-strategic branches Acquisitions

2005 Priorities... Enhance Growth Profile Accelerate loan growth Metro commercial real estate strategy Hired CRE team that executive management worked with previously Offices open in Cincinnati, Louisville and Cleveland Target high end developers with strong credits and proven track records $70MM in balances as of end of September '04 Booked first loans in July '03

2005 Priorities... Enhance Growth Profile Drive efficiencies Critical analysis of all lines of business Sold credit card portfolio in 2Q04 3Q04 efficiency ratio of 66.15% Reducing ratio by 1% on the expense side results in approximately $1.2MM in annual NIE savings Strategic acquisitions Focus on metro markets $100MM - $1Bn asset size Under-performers with solid capital base

In Closing . . . Investment Thesis Upside potential Leverage deposit gathering skills with additional metro lending opportunities Efficiency opportunity Undervalued currency Experienced management team Performance culture ...sales, service, risk management Strong people, processes, products Attractive fundamentals Low price/ book Above peer dividend yield Demonstrated loan, deposit and fee growth

Thank You For more information: Visit our website, www.integrabank.com Call our CFO, Charles Caswell, with additional questions (812) 461-5952 Listen to our web casts to follow our progress